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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of The Seagram Company Ltd. Registration Statement on Form S-4 (Number 333-61535), Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134, 333-4136 and 333-62921) and the
Registration Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122 and 333-19059) of our report dated August 12, 1998, except as to Note 1, which is as of August 25, 1998, appearing on Page 63 of the Annual Report to the Shareholders of The Seagram Company Ltd. for the fiscal year ended June 30, 1998, which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on Page 20 of this Form 10-K.






/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, N.Y.
September 18, 1998